CORPORATE SERVICES AGREEMENT


This Corporate Services Agreement (the "Agreement") is made as of this 26th day of March, 1996, by and between Anheuser-Busch
Companies, Inc., a Delaware Corporation ("ABC"), and The
Earthgrains Company, a Delaware Corporation ("EGR").


                          RECITALS

     ABC owns 100% of the issued and outstanding shares of EGR, which is a holding company whose operating subsidiaries are principally involved in the production and distribution of baked goods, and refrigerated and frozen dough products for sale to retail and food service companies (together, the "EGR Businesses").

      A. On February 28, 1996, the Board of Directors of ABC declared a dividend of all outstanding shares of EGR to the holders of the outstanding common stock of ABC (the "Distribution"), such dividend to be made on March 26, 1996 (the "Effective Date").

     B. ABC desires to provide to EGR, and EGR desires to receive from ABC, certain services, as more fully described on Schedules 1-14 attached hereto, (collectively, the "Services") on an interim basis following the Effective Date.

      C. ABC and EGR desire to enter into this Agreement to confirm the terms and conditions pursuant to which ABC will provide such Services to EGR.


                         AGREEMENT

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Services. Subject to the terms of this Agreement and any consents required from third party software licensors, and except as otherwise provided in the Schedules, from and after the Effective Date through March 31, 1997, ABC shall provide the Services to EGR as specifically set forth in the Schedules 1 through 14 in a consistent manner as such Services were provided to EGR prior to the Effective Date. The Services will be provided with the same degree of care and diligence as ABC uses in providing similar services to itself and its wholly-owned subsidiaries. Duly authorized agents of ABC shall have the right to enter EGR's premises to the extent reasonably necessary to provide the Services. While this Agreement remains in effect, EGR agrees to provide such office space, furniture, equipment and supplies, free of charge, for use on a full-time basis, as ABC may reasonably require in order to provide the Services.

     2. Transition to Service Bureau. If EGR desires ABC's assistance with respect to the transfer of Services to EGR or an outside service bureau ("Bureau") effective April 1, 1997, EGR shall notify ABC no later than September 30, 1996. ABC shall cooperate with EGR in transferring Services to EGR or the Bureau designated by EGR, and shall make available to the Bureau all information ABC has regarding the records and data of EGR. ABC shall be entitled to engage outside service providers to assist in such conversion and creation of conversion files.

      3. Compensation. In consideration for the Services, EGR shall pay the monthly fees set forth in Schedule 16. Unless otherwise specifically provided for in the Schedules, in addition to the monthly fee, EGR shall pay the following:

          (a) To the extent EGR requests ABC's assistance in the transition or conversion of files pursuant to Section 2 hereof, ABC shall charge for these Services at the rates provided for in
Schedule 15 hereof plus any expenses incurred by ABC in retaining outside service providers to assist in the conversion.

          (b) To the extent EGR requests ABC to provide consulting services, including, without limitation, development services to make improvements or changes to applications described in the Schedules, ABC shall charge for these services at the rates provided for in Schedule 15.

          (c) ABC shall charge EGR for support services, including, without limitation, answering questions and troubleshooting, provided in connection with the Services at the rates set forth in Schedule 15. ABC shall determine which services constitute support services subject to an additional charge in a manner consistent with past practice.

          (d) EGR shall pay the additional charges, if any, incurred pursuant to Section 1.(g) of Schedule 1.

The parties agree that in the event that any tax or assessment is required to be paid as a result of the provision of services hereunder, EGR shall be solely responsible for the payment of such tax or assessment.

     1. Billing and Payment. EGR shall pay the monthly fee provided for in Section 3 on or before the 10th day of each month. In addition, to the extent Services are provided by ABC which result in an additional charge pursuant to Section 3, ABC shall bill EGR for these services on a monthly basis and such bills shall be due 30 days after receipt. Any amounts not paid when due shall be subject to an additional handling charge equal to 1% per month commencing on the date due through the payment date.

     2. Liability; Indemnification. Except for AB's gross negligence or willful misconduct, as otherwise provided for herein, neither ABC or its affiliates, directors, officers, employees or agents shall be liable to EGR or any third party with respect to any and all actions, claims, suits, judgments, costs, expenses and liabilities of any kind or nature arising, directly or indirectly, from or relating to ABC's performance hereunder. In providing the Services, except as otherwise specifically provided herein or in the Schedules, ABC shall not be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of EGR's data to EGR or any alternate supplier of administrative services. EGR's sole remedy with respect to any claim arising out of the Services is a refund of the amount paid by EGR of the defective Services. ABC shall not be liable to any third party in any way for any obligation or commitment pursuant to this Agreement or for any act or omission and EGR shall be solely liable and responsible and shall indemnify ABC and its affiliates and their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees and assigns for any and all claims, liabilities, obligations, losses, costs, expenses, litigation, proceedings, taxes, levies, imposts, duties, deficiencies, assessments, charges, allegations, demands, damages or judgments of any kind or nature whatsoever ("Liabilities") related to, arising from, asserted against or associated with ABC furnishing or failing to furnish to EGR any of the Services described herein. In no event shall (i) ABC's liabilities hereunder exceed the amounts paid for such services and (ii) ABC be liable for any incidental or consequential damage hereunder.

     3. Confidentiality. Any and all information which is not generally known to the public which is exchanged between the parties in connection with this Agreement, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the written consent of the other party other than the direct or indirect subsidiaries of each party and their employees and authorized agents. Each party shall take reasonable measures to protect against nondisclosure of confidential information by its officers, directors and employees and those of its direct or indirect subsidiaries. Confidential information shall not include any information (i) which is or becomes part of the public domain, (ii) which is obtained from third parties who are not bound by confidentiality obligations or (iii) which is required to be disclosed by law, regulation, legal process or the rules of any state or federal regulatory agency or the New York Stock Exchange. In the event that a party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any of the confidential information, such party shall provide the other with prompt prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with the terms hereof, the disclosing party agrees to furnish only that portion of the confidential information disclosure of which is legally required and to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such information. Notwithstanding anything herein to the contrary, a party may disclose such confidential information to legal counsel and other professional advisors of such party. The provisions of this section shall survive the termination of this Agreement. The parties shall be responsible for any breaches of this Section by their representatives.

     4. Assignment. Except as otherwise specifically provided herein, this Agreement shall not be assignable by either party, or any other person, firm or entity without the prior written consent of the other party; provided, however that this Agreement in its entirety, or any portion of the rights and obligations established hereunder, may be assigned by either party hereto to one of its directly or indirectly wholly-owned subsidiaries without the written consent of the other party. Except as expressly provided herein, nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

     5. Waiver, Amendment or Modification. The failure of either party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same. No waiver, amendment or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith.

     6. Entire Agreement. This Agreement and the Schedules hereto constitute the entire agreement of the parties concerning the subject matter hereof and supersede all previous agreements between the parties, whether, written or oral, with respect to such subject matter.

     7. Governing Law. Except as required by the Employee Retirement Income Security Act of 1979 ("ERISA"), this Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

     8. Notices. All notices, request, demands, waivers and other communications (hereafter "notices") required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) at the time of delivery, if delivered by hand, (ii) on the date of transmission, if sent by facsimile, telegram or other standard form of telecommunications or
(iii) three business days after mailing, if mailed registered or certified first-class mail, postage prepaid, return receipt requested. Notices shall be delivered or sent, as the case may be, to the following addresses or to such other addresses as the parties may hereafter designate by like notice similarly provided:

            If to EGR:       The Earthgrains Company
                        8400 Maryland Avenue
                        St. Louis, MO  63105
                        Attention:  General Counsel
                        Facsimile:  (314) 259-7029

            If to ABC:      Anheuser-Busch Companies, Inc.
                        One Busch Place, 202-6
                        St. Louis, Missouri 63118
                        Attention:  General Counsel
                        Facsimile:  (314) 577-0776


     1. Force Majeure. Anything else in this Agreement notwithstanding, ABC shall be excused from providing Services hereunder while, and to the extent that, its performance is prevented by fire, drought, explosion, flood, invasion, rebellion, earthquake, civil commotion, strike or labor disturbance, governmental or military authority, act of God, mechanical failure, sabotage or any other event or casualty beyond the control of ABC, whether similar or dissimilar to those enumerated in this paragraph (hereafter "Force Majeure"). In the event of Force Majeure, EGR shall be responsible for making its own alternative arrangements with respect to the interrupted Services.

     2. Independent Contractor. The relationship of ABC and EGR which is created hereunder is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between EGR and ABC the relationship of affiliate, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied.

     3. Term. The obligation of ABC to provide Services hereunder shall terminate at 11:59 p.m. on March 31, 1997, unless otherwise specifically provided in the Schedules.

     4. Termination. Upon the occurrence of a default by EGR hereunder, including EGR's failure to keep, observe or perform any covenant, agreement, term or provision of this Agreement, and if such failure continues for a period of ten days after written notice thereof by ABC, ABC may terminate this Agreement and shall have no further obligation to EGR, and EGR shall be obligated to pay and perform all of its obligations which have accrued as of the date of such termination. EGR may terminate this Agreement or any Services hereunder effective 30 days after advance written notice is received by ABC from EGR, and any and all fees due and owing ABC with respect to the terminated Services under Schedule 16 hereof shall cease as of such termination date; provided that any such Services shall be pro-rated accordingly if such termination falls within a partial month. In addition, upon such termination by EGR, EGR shall be liable for all charges incurred pursuant to Sections 3(a) - (d) up to and including the termination date.

     5. Severability. If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which it shall be served from this Agreement with the balance of the Agreement continuing in full force and effect, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Such severance shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

     6. Schedules. All of the Schedules attached to this Agreement are deemed incorporated herein by reference. If and to the extent that the provisions of any Schedule are inconsistent with the provisions hereof, the provisions of such Schedule shall control with respect to the matters addressed herein. The Schedules may be amended or supplemented from time to time upon the mutual agreement of the parties.

     7. Relationship between Corporate Services Agreement and Documents. In the event that any provision of this Agreement conflicts with any provision of any other agreement by and between ABC and EGR, with respect to such matter the provision of this Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and the year first above written.



ANHEUSER-BUSCH COMPANIES, INC.       THE EARTHGRAINS COMPANY


By: //s// Robert Mason               By: //s// mark H. Krieger

Title: VP & Chief Information        Title:  VP & Chief
     Officer                              Chief Financial Officer

                           SCHEDULE 1

1.  Description of Services - Breadcost System

    ABC Services:

    a) On-line access by EGR to the application in order to enter updates, changes, etc.
    b)  Daily batch processing of Distribution Management System
(DMS) transaction file feed into the Breadcost application.
    c) Processing of the standard reports and transmission of reports per current production processing procedures.
    d)  Daily and weekly updating of the database with submitted
EGR transactions.
    e) Scheduling of period close jobs. This task is performed once per year and has been set (completed) for 1996.
    f) Process period close jobs per current procedure and schedule.
    g) Support special or re-processing of period close jobs. There will be an additional charge for computer processing and support for special period close re-processing and these charges will be billed at the rates identified in Schedule 15.
    h) Special quarterly processing.12, 12, 12 and 16 week quarters.
    i)  Support to resolve application and technical problems.
    j)  Process existing on-request reports.
    k) Backup data files and rotate to an off-site location per current production file rotation schedule.
    l) Work involving the creation of conversion files will be performed based upon the Management Systems Group published rates as identified in Schedule 15.

     2.  Provider of Services:

     A-BC - Management Systems Group Breadcost application support team and computer center operations.

     3.  EGR Responsibilities:
         a) Submission of activity using on-line Customer Information Control System (CICS) transactions or video entry according to the schedule.
         b) Transmission of Distribution Management System files per current production procedures.
         c) Printing and distribution of transmitted output reports.
         d)  Review of reports generated by the system.
         e) Identify problems requiring resolution by A-BC Management Systems Group Breadcost application support team.
         f) Define the contents of any conversion files required at the end of the service agreement.
         g)  Handle the subsequent year's budget set-up.

                           SCHEDULE 2


1.  Description of Services - Fixed Assets System

    ABC Services:
    a) Enter properly coded new assets and updates on a monthly basis with the following closing dates for each month: 1/25, 2/23, 3/25, 4/24, 5/24, 6/24, 7/25, 8/26, 9/24, 10/25, 11/21, 12/16, and
the schedule for the first quarter of 1997 to be issued on or before 12/31/96.
    b)  Maintenance of the asset depreciation schedule.
    c) Process transactions and provide monthly reporting of asset depreciation and retirements.
    d)  Provide printed output reports at the end of each month.
    e) Backup data files and rotate to an off-site location per current production tape file rotation schedule.
    f) Work involving the creation of conversion files will be performed based upon A-BC's Management Systems Group published rates as identified in Schedule 15.

2.  Provider of Services:

    A-BC Management Systems Group application support team and computer center operations, A-BC Fixed Assets Accounting.

3.  EGR Responsibilities:
    a) Supply properly coded input documents to A-BC according to the 1996 schedule (1/25, 2/23, 3/25, 4/24, 5/24, 6/24, 7/25, 8/26,
9/24, 10/25, 11/21, and 12/16).
    b) Review processing reports for correctness and supply follow-up corrections.
    c) Define the contents of any conversion files required at the end of the service agreement.
    d)  Prepare SAP General Ledger entries.

                         SCHEDULE 3

1.  Description of Services - Payroll System

    ABC Services:

    a) Continue with existing companies in the Dun & Bradstreet (D&B) payroll system with two payroll levels (Wage - Field & Salary
- - Corporate).
    b) Creation of new earnings and deduction numbers as required, limited to standard functionality.
    c) Development and testing of system changes required to route output to
    d)  EGR.
    e) Produce a weekly payroll for bakeries with check file and credit union file per currently established schedule and procedures.
    f) Produce a semi-monthly corporate payroll with check file per currently established schedule and procedures. Checks are normally produced prior to the 15th and last day of month except when payday lands on a weekend or holiday.
    g)  Accept and process input using existing methods.
    h)  Provide calculations for special payments.
    i) Transmit standard D&B supplied payroll reports file to wage field locations.
    j) Standard D&B semi-monthly payroll reports to be produced and held for EGR pickup.
    k) Transmit standard D&B reports file to Corporate Tax, per current procedures.
    l)  Maintenance of the tax rates in the payroll system.
    m) Maintenance of the base functionality of the payroll system.
    n) Provide processing for EGR of all currently predefined special reports.
    o) Access to the current on-line Customer Information Control System (CICS System), specifically transactions PROI, Bulk Data and MSAS.
    p) Provide contribution of savings withholding information (for salaried) to the A-BC Credit Union per current procedures..
    q) Deductions for Automated Clearing House (ACH) and generation of a Payroll file to be sent to EGR.
    r) Payroll services for 1997 are limited to the first quarter of 1997 and finalizing 1996 earnings and to produce 941's, W-2's and year-end regulatory tapes/reports for 1996.
    s) Produce and transmit D&B data file for loading into SAP, per currently in place procedures for weekly bakery payrolls only.
    t) Backup data files and rotate to an off-site location per current file rotation schedule.
    u) Work involving the creation of conversion files will be performed based upon A-BC's Management Systems Group published rates as identified in Schedule 15.
    v) Generate and transmit employee stock purchase information to EGR.
    w) Dependent care program can be done if handled like another deduction.

2.  Provider of Services:

    A-BC Payroll, Benefits, Payroll Tax departments, and A-BC
Management Systems Group application support team and computer center operations.

3.  EGR Responsibilities:
    EGR will need to provide limited payroll functionality, conversion and operation support which includes.
    a) Provide payroll check printing, check stock and general ledger account number per employee.
    b) Payroll conversion issues support research into corporate setup for transitional services.
    c)  Print capability for all output (checks and reports).
    d)  Payroll support equal to that which is currently provided.
    e) System support for the routing and printing of output, development and production. File transmission to third party providers. ACH transmission functionality.
    f) Payment and reporting of all tax and regulatory items (to be defined within the overall tax agreement covering services to be provided by A-BC Corporate Tax).
    g)  Generate tax reporting on both paper and magnetic tape.
    h)  Payment of voluntary withholdings.
    i)  Processing of garnishments and levies.
    j)  Posting of transactions to SAP system.
    k) Define the contents of any conversion files required at the end of the service agreement. Obtaining assistance in transition to new payroll provider. Obtaining assistance to support consulting on Payroll issues.
    l) Obtaining assistance to implement changes to the company set-up to allow one legal entity.
    m) Obtaining assistance to support, responding to audit inquiries and responding directly to employee of new company concerning personnel payroll issues.

                           SCHEDULE 4

1.  Description of Services - Human Resources System

    ABC Services
    a) Provide on-line access to EGR's staff to allow set up of new personnel and update changes in status for existing personnel.
    b)  Generate a file containing Employee Data Documents (EDD's).
    c) Generate monthly Charge Back report and various other personnel reports on the first A-BC work day of each month.
    d) Provide special on-line administrative handling of SSN based issues when transferring employees between A-BC and EGR, and/or EGR to A-BC.
    e) Provide EGR employee insurance eligibility and dependent data files to HBA, Mutual, Not Delta Dental, Cigna or Unum...to provide will require an effort in the range of $10,000 and will not be completed before 3/29.
    f) Generate EGR Employee Pension file - an Easytrieve program performs this function on request from EGR once a year.
    g) Backup data files and rotate to an off-site location per rotation schedule.
    h) Work involving the creation of conversion files will be performed based upon A-BC's Management Systems Group published rates in Schedule 15.

2.  Provider of Services:
    A-BC Payroll, Benefits, and A-BC Management Systems Group application support team and computer center operations.

3.  EGR Responsibilities:
    a) Submission of update transactions for new personnel and status changes for existing personnel.
    b)  Updates for insurance and stock plan.
    c)  Entry of transactions by EGR personnel.
    d)  Obtain new Employee Data Form
    e)  Printing of Employee Data Forms.
    f) Define the contents of any conversion files required by EGR for development of replacement system to be used at the end of the service agreement.

                          SCHEDULE 5


1.  Description of Services - Stock Plan and Dependent Care Plan

    ABC Services:
    a) If EGR continues to maintain a Dependent Care Assistance Plan substantially in the same form and for the same employees participating in the Anheuser-Busch Dependent Care Assistance Plan as of the Effective Date, ABC will provide administrative services with respect to EGR's Dependent Care Assistance Plan for a period commencing on the Effective Date and ending on December 31, 1996 or such earlier date as ABC discontinues provision of administrative services with respect to EGR's payroll system, and only so long as EGR's Dependent Care Assistance Plan remains in substantially the same form as the Anheuser-Busch Dependent Care Assistance Program, all in accordance with ABC's practices and procedures applied to the Anheuser-Busch Dependent Care Assistance Plan, as determined within its sole discretion from time to time.
    b) The administrative services provided will not include participant statements, Annual Return/Reports (Form 5500 series), Form W2-P preparation discrimination testing under section 125 or 129 of the Internal Revenue Code, design or redesign of administrative forms or systems in connection with changes in plan design, or special programming or systems consulting.
    c) ABC shall provide the following administrative services with respect to EGR's tax-qualified and non-qualified 401(k) plans for employees for the period commencing on the Effective Date and ending on no later than September 30, 1996 or such earlier date as ABC's provision of administrative services respecting EGR's payroll systems, so long as the administrative services required can be provided by ABC without undue changes from its methods of providing such services for its own 401(k) plan, as determined within the sole discretion of ABC.
    d) The administrative services provided will include trust reconciliation, determination of Investment Fund gains and losses and allocation thereof to participant accounts, determination and authorization of payment of distributions in cash and in kind, hardship withdrawal processing and authorization of payment, loan processing and authorization of payment, administration and authorization of Investment Fund transfer elections, and processing of employee contributions, all in accordance with ABC's practices and procedures applied to its own 401(k) plans, all as determined within its sole discretion from time to time.
    e) The administrative services provided will not include participant statements, Annual Return/Reports (Form 5500 series) (except with respect to the plan year ending on or about March 31, 1996), 1099R or W2-P preparation, discrimination testing under section 401(k) or 401(m) of the Internal Revenue Code (except for the plan year that began on April 1, 1995), testing for compliance with section 415(c) or (e) of the Internal

Revenue Code (except for the plan year that began on April 1, 1995), testing for compliance with the limitation imposed by section 402(g)(1) of the Internal Revenue Code (except for the calendar year beginning January 1, 1995), design or redesign of administrative forms or systems in connection with changes in plan design, or special programming, systems consulting, or administration of acquisition of EGR common stock on behalf of any plan or participant accounts in relation to compliance with requirement of Sections 409 and 4975 (e) with respect to leveraged employee stock ownership plans.
    f) Generation of an output file for the Record Keeper through 3/31/97.
    g) Generate a separate EGR output file for the Trustee through 3/31/97.
    h) Continue to use existing Voice Response Unit at A-BC until 9/30/96.
    i) Accept EGR Employee changes from EGR Voice Response Unit into payroll 7/01/96 through 3/31/97.
    j) Backup data files and rotate to an off-site location per rotation schedule.
    k) Work involving the creation of conversion files will be performed based upon an estimate and A-BC's published rates as identified in Schedule 15.
    l) ABC shall not be deemed a "fiduciary" or a "named fiduciary" or "plan administrator" as those terms are defined under the Employment Retirement Income Security Act of 1974 ("ERISA") or any similar or successor law with respect to any plan to which it provides administrative services hereunder, nor is ABC responsible for administering any such plan or the assets of any such plan.
    m) Except as specifically provided for in this Schedule, ABC shall not be responsible for filing any federal, state or local information or tax return or form on behalf of EGR or any plan or for the delivery of any form or notice to employees of EGR which is due after the Effective Date, but shall provide any information maintained by ABC necessary for the preparation and filing or delivery of such returns, forms or notices as may be requested by EGR.
    n) ABC will not advise EGR with respect to any tax or other law that may affect any employee benefit plan maintained by EGR after the Effective Date.
    o) In no event shall ABC be liable to EGR, any plan, trustee, participant or other party for any economic loss or special, consequential, incidental or punitive damages whatsoever.
    p) EGR shall have the right of access to all records prepared or maintained by ABC pursuant to this Schedule. ABC shall make such records available during normal business hours or shall have copies of such records made and delivered at EGR's expense to EGR or any party or parties designated by EGR.
    q) Upon termination of the services provided for in this Schedule, or such earlier time as EGR may reasonably request on notice satisfactory to ABC, ABC shall provide EGR or a party or parties designated by EGR with copies of the records it has with respect to the plans of EGR as of the date of termination of such request, whichever is applicable at the expense of EGR.

2.  Provider of Services:

    A-BC Payroll and Benefits departments and A-BC Management
Systems Group application support team and computer operations.

3.  EGR Responsibilities:
    a)  Establish a plan with the A-BC stock plan administrator.
    b)  Enter deductions and investment options for participants.
    c)  Printing of employee statements after 9/30/96.
    d) Establish a new Voice Response Unit, with equipment, after 9/30.
    e)  Establish a new plan with an outside administrator by 10/1.
    f) Define the contents of any conversion files required at the end of the service agreement.

                        SCHEDULE 6


1.  Description of Services - Disaster Recovery

    ABC Services Provided:
    a) Transport backup tapes from off-site storage location necessary to recover the applications.
    b) Provide disaster recovery services for first the Payroll/Human Resource applications and then the remaining applications as time permits and resources become available.
    c) Restore data files and software so operations can be resumed.
    d)  Process the information.
    e) Retain backup data files for seven years in order to meet legal and audit requirements.

2.  Provider of Services:

    A-BC Management Systems Group computer center operations.

3.  EGR Responsibilities:
    a) Participate in the recovery and restart of the application in the event of a disaster by sending personnel to the recovery site.
    b) Establish manual procedures to handle the processes until computer operations are resumed.
    c) Creation of disaster recovery plans for the other applications.
    d)  Reapply transactions to bring file information up to date.

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
                         SCHEDULE 7


1. Description of Services - EasyTrieve Report Writer - Online and batch report generation system that can retrieve file information and generate reports for
    Breadcost, Fixed Assets, Human Resources and Payroll.

    ABC Services Provided:
    a) Provide access to report generation software for the creation of reports.
    b)  Technical problem resolution.

2.  Provider of Services:

    A-BC Management Systems Group computer center operations.

3.  EGR Responsibilities:
    a) Identify personnel who should be given access to this service
    b)  Obtain and maintain skills in the report writer product.
    c)  Development of reports.
    d)  Submit report requests.

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
                       SCHEDULE 8


1.  Description of Services - Safety and Risk Management Tracking
(Smart)
    System According to License Agreement of even date herewith.

    ABC Services Provided:  TO BE PROVIDED THROUGH 12/31/96.
    a)  Help line support for EGR users.
    b) Monthly update of Risk Science Group data into the A-BC developed Smart database for each installed EGR bakery facility.
    c)  Training.
    d) Any patches or fixes to the computer application rolled out to all A-BC Smart facilities prior to 12/31/96 will be provided to EGR.

2.  Provider of Services:

    A-BC Safety department and A-BC Management Systems Group applications support team.

3.  EGR Responsibilities:
    a)  Obtain training in the use of the product.
    b)  Use of the system to obtain workman's comp information.
    c) Define the contents of any conversion files required at the end of the service agreement.
    d) Backup data files and rotate to an off-site location per rotation schedule.

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
                      SCHEDULE 9


1.  Description of Services - Risk Sciences Group (RSG) -
Accident/Injury information with report generation capabilities.

    ABC Services Provided:  TO BE PROVIDED THROUGH 12/31/96.
    a)  Assistance with system use and functionality.
    b)  Ad-hoc programming requests.
    c)  Assistance with RSG support issues.

2.  Provider of Services:

    A-BC Corporate Risk Management Department.

3.  EGR Responsibilities:
    a)  Use of the system.

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
                     SCHEDULE 10


1.  Description of Services - VM Nomad (PERS)

    ABC Services Provided:
    a)  Access to A-BC computers.
    b)  Backup and recovery of information.
    c)  Service availability based upon published A-BC Computer
Center production schedules.
    d) Provide access to A-BC's IBM mainframe running the Virtual Machine (VM) operating system and the PERS (Personnel) VM application in order to extract information or transmit to EGR as is currently available.

2.  Provider of Services:

    A-BC Management Systems Group computer center operations.

3.  EGR Responsibilities:
    a)  Develop programs to access the information.
    b)  Program problem resolution.

                      SCHEDULE 11


1.  Description of Services - Consulting Services

    ABC Services Provided:
    a) Consulting services based upon the availability of resources for development of new systems or improvements to existing systems.
    b) Provide conversion programs for service agreement systems in order to migrate applications from A-BC.
    c) The consulting services are not provided as part of the monthly fee as listed on Schedule 16, but will be provided for an extra charge according to the published rates as identified on
Schedule 15.

2.  Provider of Services:

    A-BC Management Systems Group Applications Development
Consulting and computer center operations.

3.  EGR Responsibilities:
    a)  Participate in the development of a request for services.
    b)  Define business requirements.
    c) Assist with the design, development, testing and implementation of the system or conversion programs.

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
                       SCHEDULE 12


1.  Description of Services - Administrative

    ABC Services:
    a) Process System access forms (MSG-386) for approved individuals requiring access to (Fixed Assets, Easytrieve, Human Resources, Payroll, VM-Nomad applications).
    b) Provide access to backup data files after the service agreement expires in 1997 by creating a copy of the data onto a 3480 tape cartridge. For requests involving immediate delivery there will be a $50 charge to obtain the files from Data Safe Storage. There is no charge for requests that can be satisfied within 1 business day.

2.  Provider of Services:

    A-BC Management Systems Group Computer Security and computer center operations.

3.  EGR Responsibilities:
    a) Properly completed and approved system access forms. Send the forms to Management Systems Group - Computer Security.
    b) Provide 1 day notification when backup files are requested and also describe what medium (tape cartridge, magnetic tape) the information is to be provided on. Forward requests in writing to the Manager of Computer Services.

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
                      SCHEDULE 13


1.  Description of Services - Taxes

    ABC Services:

1. Prepare the 1996 personal property tax returns of EGR and all of its U.S. subsidiaries (the "EGR Group").
2. Prepare the EGR Group's monthly consolidated sales tax returns for the States of Georgia and Texas for the months of March, 1996, through December, 1996.
3. Assist in any audit of a federal, state, or local income tax return of the EGR Group or of any of its members through December 31, 1996.

2.  Provider of Services:

    A-BC Tax Department.

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
                       SCHEDULE 14


1.  Description of Services - EGR Support of A-BC Precision
Printing Facility

    EGR Company Provider Services:
    a)  EGR will provide consulting services to support A-BC
Precision Printing staff's use of the local A/P and G/L applications upon the same terms and conditions as contained in the Corporate Services Agreement.
    b) Assistance will be provided on a Time and Material basis at the same rates as A-BC's MSG equivalent resources.

2.  Provider of Services:
    a)  EGR MIS department.

3.  A-BC Precision Printing Obligations:
    a) Contact EGR to obtain assistance in resolving A/P and G/L system problems.
    b) A-BC MSG will pass through the cost of any requested services to Precision Printing.


Note: EGR recommends licensing the Viking software and maintenance until Precision Printing converts to their new system in April.
Precision Printing will need to provide EDI transactions for the EGR Inventory System.

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
                      SCHEDULE 15


Management Systems 1996 Bill out Rates

Technical Specialists                                      $49/HR

Programmers, Business and Technical Analysts               $62/HR

Consultants and Project Managers                           $95/HR

Group Managers                                            $120/HR

Other Skilled Resources                           Negotiated Rate

Direct Expenses                                           At Cost
Note:  Rates subject to change if cost structure changes


1996 Computer Processing billing rates for MVS
Resource                                         Cents per number
Cards read                                              $.50/1000
Lines printed                                           $.50/1000
Disk excps                                              $.21/1000
Tape excps                                              $.41/1000
Data base calls                                         $.15/1000
CPU time - cpu1                                       $.19/second
CPU time - cpu2                                       $.15/second
Memory usage                                     $.03/K-core-hour

In addition, a batch job run on the night shift 7PM-7AM) is billed at 68% of the calculated charge instead of the 100% day rate.


1996 Computer Processing billing rates for VM
Resource                                         Cents per number
Cards read                                              $.50/1000
Lines printed                                           $.50/1000
Disk excps                                              $.21/1000
Tape excps                                              $.41/1000
Data base calls                                         $.15/1000
CPU time                                              $.19/second
Memory usage                                     $.03/K-core-hour

          Earthgrains Services Charges - Schedule 15
          For 10 Months of Service
          Through 01/31/97


Computer Center Processing Costs for: Total - $340,200; April 96 -
$34,020;
May 96 - $34,020; June 96 - $34,020; August 96 - $34,020; September
96 - $34,020; October 96 - $34,020; November 96 - $34,020; December
96 - $34,020;
January 97 - $34,020.

a)  Bread Cost - $12,000
b)  Fixed Assets - $7,700
c)  Human Resources - $149,900
d)  Payroll - $116,000
e)  Stock Plan - $5,000
f)  Easytrieve - $5,000
g)  Contingency - $44,600
Timesharing Processing Costs for: Total - $3,300; April 96 - $330;
May 96 - $330;
June 96 - $330; August 96 - $330; September 96 - $330; October 96 -
 $330;
November 96 - $330; December 96 - $330; January 97 - $330
a)  VM Nomad - $3,300
Corporate Acctg. Admin Costs for: Total - $31,600; April 96 - $3,160; May 96 - $3,160; June 96 - $3,160; August 96 - $3,160;
September 96 - $3,160; October 96 - $3,160; November 96 - $3,160;
December 96 - $3,160; January 97 - $3,160
a)  Fixed Assets - $11,600
b)  Payroll - $20,000
Corp. HR Admin Costs (3 Months) for:  Total - $4,998;  April 96 -
$1,666;
May 96 - $1,666; June 96 - $1,666;
a)  Stock Plan - $4,998
Corp. Tax Admin Costs for:  Total - $32,520; April 96 - $3,252; May
96 - $3,252;
June 96 - $3,252; August 96 - $3,252; September 96 - $3,252;
October 96 - $3,252; November 96 - $3,252; December 96 - $3,252;
January 97 - $3,252
a)  Tax preparation - $35,520
Additional 1997 Charges - $319,238; Total: $319,238; January 97 -
$79,238;
February 97 - $120,000;  March 97 - $120,000

TOTAL CHARGES:  Total: $731,856; April 96 - $42,428; May 96 -
$42,428
June 96 - $42,428; August 96 - $40,762; September 96 - $40,762;
October 96 - $40,762; November 96 - $40,762; December 96 - $40,762;
January 97 - $120,000;
February 97 - $120,000; March 97 - $120,000

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